                                                                    EXHIBIT 99.1

                          STRATUS SERVICES GROUP, INC.
                          INDEX TO FINANCIAL STATEMENTS

              FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999


                                                                                                       Page(s) No.
Independent Auditors Report......................................................................            2
Financial Statements
     Balance Sheets..............................................................................            3
     Statements of Operations....................................................................            4
     Statements of Cash Flows....................................................................            5
     Statements of Stockholders' Equity..........................................................            7
     Statements of Comprehensive Income..........................................................            9
     Notes to Financial Statements...............................................................         10 to 32

                          Independent Auditors' Report


To the Stockholders of
Stratus Services Group, Inc.

We have audited the accompanying balance sheets of Stratus Services Group, Inc. as of September 30, 2001 and 2000, and the related statements of operations, stockholders' equity, cash flows and comprehensive income for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stratus Services Group, Inc. as of September 30, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2001, in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described more fully in
Note 1 to the financial statements, the Company's substantial net losses and accumulated deficit raise considerable doubt as to the Company's ability to continue operations. The financial statements do not include any adjustments regarding this uncertainty.

                                     /s/ AMPER, POLITZINER & MATTIA, P.C.
                                     AMPER, POLITZINER & MATTIA, P.C.
September 24, 2002
--------------------------------------------------------------------------------
Edison, New Jersey

                          STRATUS SERVICES GROUP, INC.
                                 Balance Sheets

                                   Assets

                                                                                                         SEPTEMBER 30,
                                                                                                         -------------
                                                                                                     2001                 2000
                                                                                                     ----                 ----
Current assets
     Cash and cash equivalents                                                                  $    171,822        $   1,030,722
Due from factor - less allowance for recourse obligation of  $-0- and $30,000                             --            1,154,012
Accounts receivable - less allowance for doubtful accounts of $551,000
         and $255,000                                                                              8,540,112              852,876
     Unbilled receivables                                                                          1,566,417            1,236,002
     Loans to related parties                                                                             --               64,500
     Loans receivable                                                                                     --               56,000
     Prepaid insurance                                                                             1,436,278              432,674
     Investment                                                                                    1,166,046                   --
     Prepaid expenses and other current assets                                                        77,146              278,169
     Deferred taxes                                                                                       --              340,000
     Net assets of discontinued Engineering Division                                                 199,610                   --
                                                                                                ----------------    ----------------
                                                                                                  13,157,431            5,444,955

Property and equipment, net of accumulated depreciation                                            1,427,216            1,118,625
Intangible assets, net of accumulated amortization                                                 7,078,428            3,716,538
Deferred financing costs, net of accumulated amortization                                            454,878                   --
Other assets                                                                                         150,205               38,163
                                                                                                ----------------    ----------------
                                                                                                $ 22,268,158        $  10,318,281
                                                                                                ================    ================
                      Liabilities and Stockholders' Equity
Current liabilities
     Loans payable (current portion)                                                             $     347,289       $      27,012
     Notes payable - acquisitions (current portion)                                                  1,110,726             275,000
     Line of credit                                                                                  7,306,581                  --
     Insurance obligation payable                                                                      549,460             367,100
     Accounts payable and accrued expenses                                                           3,421,796           1,172,148
     Accrued payroll and taxes                                                                       1,461,738           1,105,363
     Payroll taxes payable                                                                             306,230             412,513
                                                                                                 ----------------    ---------------
                                                                                                    14,503,820           3,359,136

Loans payable (net of current portion)                                                                 291,243             134,700
Notes payable - acquisitions (net of current portion)                                                1,403,847              25,000
Convertible debt                                                                                     1,125,399                  --
                                                                                                 ----------------    ---------------
                                                                                                    17,324,309           3,518,836
Series A voting redeemable convertible preferred stock, $.01 par value,
     1,458,933 and -0- shares issued and outstanding, liquidation preference of
     $4,376,799 (including unpaid dividends of $39,000 and $-0-)                                     2,792,000                  --
Temporary equity - put options                                                                         869,000                  --
Commitments and contingencies
Stockholders' equity
     Preferred stock, $.01 par value, 5,000,000 shares authorized                                           --                  --
     Common stock, $.01 par value, 25,000,000 shares authorized; 8,217,764
        and 5,712,037 shares issued and outstanding                                                     82,178              57,120
     Additional paid-in capital                                                                     11,992,685          10,554,782
     Deferred compensation                                                                                  --            (67,900)
     Accumulated deficit                                                                           (9,592,014)         (3,744,557)
     Accumulated other comprehensive loss                                                          (1,200,000)                  --
                                                                                                 ----------------    ---------------
         Total stockholders' equity                                                                  1,282,849           6,799,445
                                                                                                 ----------------    ---------------
                                                                                                 $  22,268,158       $  10,318,281
                                                                                                 ================    ===============

          See accompanying summary of accounting policies and notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                            Statements of Operations

                                                                                         Years Ended September 30,
                                                                                2001                2000                1999
                                                                                ----                ----                ----

Revenues                                                                   $    57,026,338     $    36,199,671     $  26,040,614

Cost of revenues                                                                46,074,285          27,827,547        20,779,578
                                                                           ----------------    ----------------    ---------------

Gross profit                                                                    10,952,053           8,372,124         5,261,036

Selling, general and administrative expenses                                    13,421,634           7.844,534         6,068,054

Loss on impairment of goodwill                                                     700,000                  --                --

Other charges                                                                      375,306                  --                --
                                                                           ----------------    ----------------    ---------------

Operating earnings (loss) from continuing operations                           (3,544,887)             527,590         (807,018)
                                                                           ----------------    ----------------    ---------------

Other income (expenses)
    Finance charges                                                               (61,291)           (453,827)         (601,956)
    Interest and financing costs                                               (1,999,246)           (298,386)         (309,257)
    Other income (expense)                                                        (47,963)              45,944            22,186
                                                                           ----------------    ----------------    ---------------
                                                                               (2,108,500)           (706,269)         (889,027)
                                                                           ----------------    ----------------    ---------------

Earnings (loss) from continuing operations before income taxes                 (5,653,387)           (178,678)       (1,696,045)

Income taxes (benefit)                                                             340,000           (340,000)                --
                                                                           ----------------    ----------------    ---------------

Earnings (loss) from continuing operations                                     (5,993,387)             161,322       (1,696,045)
Discontinued operations - earnings from discontinued Engineering Division          145,930             884,588           169,002
                                                                           ----------------    ----------------    ---------------
Net earnings (loss)                                                            (5,847,457)           1,045,910       (1,527,043)
    Dividends and accretion on preferred stock                                    (63,000)                  --                --
                                                                           ----------------    ----------------    ---------------
Net earnings (loss) attributable to common stockholders                    $   (5,910,457)     $     1,045,910     $ (1,527,043)
                                                                           ================    ================    ===============

    Basic:
    Earnings (loss) from continuing operations                             $        (1.01)     $           .03     $       (.44)
    Earnings from discontinued operations                                              .02                 .18               .04
                                                                           ----------------    ----------------    ---------------
    Net earnings (loss)                                                    $         (.99)     $           .21     $       (.40)
                                                                           ================    ================    ===============

    Diluted:
    Earnings (loss) from continuing operations                             $        (1.01)     $           .03     $       (.44)
    Earnings from discontinued operations                                              .02                 .17               .04
                                                                           ----------------    ----------------    ---------------
    Net earnings (loss)                                                    $         (.99)     $           .20     $       (.40)
                                                                           ================    ================    ===============

Weighted average shares, outstanding per common share
    Basic                                                                        5,996,134           5,931,914         3,828,530
    Diluted                                                                      5,996,134           5,223,508         3,828,530



          See accompanying summary of accounting policies and notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                            Statements of Cash Flows

                                                                                           YEARS ENDED SEPTEMBER 30,
                                                                                           -------------------------
                                                                                 2001                2000                1999
                                                                                 ----                ----                ----
Cash flows from operating activities
  Net earnings (loss) from continuing operations                            $   (5,993,387)     $       161,322     $   (1,696,045)
  Net earnings from discontinued operations                                         145,930             884,588             169,002
                                                                            ----------------    ----------------    ----------------
  Adjustments to reconcile net earnings (loss)
    to net cash used by operating activities
       Depreciation                                                                 409,860             175,419              74,970
       Amortization                                                                 359,134             191,710             121,848
       Provision for doubtful accounts                                              661,000             122,500             595,000
       Loss on impairment of goodwill                                               700,000                  --                  --
       Deferred financing costs amortization                                        209,897                  --                  --
       Loss on extinguishments of convertible debt                                   70,560                  --                  --
       Deferred taxes                                                               340,000           (340,000)                  --
       Interest expense amortization for the intrinsic value of the
         beneficial conversion feature of convertible debentures                  1,146,463                  --                  --
       Imputed interest                                                                  --              57,652              25,645
       Accrued interest                                                              64,410              41,522              91,996
       Compensation - stock options                                                  67,900              46,800              46,800
  Changes in operating assets and liabilities
       Due to/from factor/accounts receivable                                   (2,347,247)         (2,938,890)           (832,427)
       Prepaid insurance                                                        (1,003,604)           (175,461)            (34,922)
       Prepaid expenses and other current assets                                    201,023           (262,261)            (10,778)
       Other assets                                                                (65,652)              19,593               6,582
       Insurance obligation payable                                                 182,360             114,214              41,178
       Accrued payroll and taxes                                                    356,375             171,028              64,512
       Payroll taxes payable                                                      (106,283)             186,281              82,920
       Accounts payable and accrued expenses                                      2,195,797            (80,469)             259,274
                                                                            ----------------    ----------------    ----------------
              Total adjustments                                                   3,441,993         (2,670,362)             532,598
                                                                            ----------------    ----------------    ----------------
                                                                                (2,405,464)         (1,624,452)           (994,445)
                                                                            ================    ================    ================
Cash flows (used in) investing activities
  Purchase of property and equipment                                              (755,801)           (780,975)           (283,466)
  Payments for business acquisitions                                            (1,218,674)         (1,053,868)           (194,930)
  Costs incurred in connection with investment                                     (17,046)                  --                  --
  Loans receivable                                                                 (40,500)           (120,500)                  --
                                                                            ----------------    ----------------    ----------------
                                                                                (2,032,021)         (1,955,343)           (478,396)
                                                                            ----------------    ----------------    ----------------

Cash flows from financing activities
  Proceeds from initial public offering                                                  --           6,034,169                  --
  Proceeds from issuance of common stock                                          1,412,772                  --             732,126
  Proceeds from loans payable                                                       255,000           1,125,000           1,388,375
  Payments of loans payable                                                        (70,180)         (1,457,624)           (370,746)
  Payments of notes payable - acquisitions                                        (320,394)         (1,164,100)                  --
  Net proceeds from line of credit                                                2,065,156                  --                  --
  Net proceeds from convertible debt                                              2,664,239                  --                  --
  Redemption of convertible debt                                                (2,222,883)                  --                  --
  Proceeds from temporary equity - put options                                       60,000                  --                  --
  Purchase of treasury stock                                                      (265,125)           (350,000)                  --
  Payments of registration costs                                                         --                  --           (103,829)
                                                                            ----------------    ----------------    ----------------
                                                                                  3,578,585           4,187,445           1,645,926
                                                                            ----------------    ----------------    ----------------
Net change in cash and cash equivalents                                           (858,900)             607,650             173,085
Cash and cash equivalents - beginning                                             1,030,722             423,072             249,987
                                                                            ----------------    ----------------    ----------------
Cash and cash equivalents - ending                                          $       171,822     $     1,030,722     $       423,072
                                                                            ================    ================    ================

          See accompanying summary of accounting policies and notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                      Statements of Cash Flows - Continued

                                                                                           YEARS ENDED SEPTEMBER 30,
                                                                                           -------------------------
                                                                                 2001                2000                1999
                                                                                 ----                ----                ----
Supplemental disclosure of cash paid
    Interest                                                                $       739,872     $       201,718     $       174,175
Schedule of Noncash Investing and Financing Activities
    Fair value of assets acquired                                           $     4,568,674     $     1,548,097     $     2,421,903
    Less: cash paid                                                             (1,218,674)         (1,048,097)            (57,430)
    Less: common stock and put options issued                                     (800,000)                  --           (520,000)
                                                                            ----------------    ----------------    ----------------
    Liabilities assumed                                                     $     2,550,000     $       500,000     $     1,844,473
                                                                            ================    ================    ================
    Issuance of common stock in exchange for notes payable                  $            --     $     1,000,000     $     1,092,762
                                                                            ================    ================    ================
    Accrued and imputed interest                                            $        64,410     $        99,174     $       117,641
                                                                            ================    ================    ================
    Purchase of property and equipment for notes                            $            --     $       163,836     $            --
                                                                            ================    ================    ================
    Purchase of treasury stock in exchange for loans                        $       402,000     $            --     $            --
                                                                            ================    ================    ================
    Issuance of common stock in exchange for investment                     $        61,000     $            --     $            --
                                                                            ================    ================    ================
    Issuance of common stock upon conversion of convertible debt            $       542,500     $            --     $            --
                                                                            ================    ================    ================
    Issuance of preferred stock in exchange for investment                  $     1,592,000     $            --     $            --
                                                                            ================    ================    ================
    Issuance of preferred stock for fees in connection with private
        placement ($410,000) and investment ($727,000)                      $     1,137,000     $            --     $            --
                                                                            ================    ================    ================
    Issuance of common stock for fees in connection with private
        placement and investment                                            $        30,000     $            --     $            --
                                                                            ================    ================    ================
    Cumulative dividends and accretion on preferred stock                   $        63,000     $            --     $            --
                                                                            ================    ================    ================





























          See accompanying summary of accounting policies and notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                        Statement of Stockholders' Equity

                                                                                                               Additional
                                                                        Common Stock            Treasury         Paid-In
                                                    Total          Amount        Shares          Stock           Capital
                                                 -------------    ---------    ------------    -----------    --------------
Balance - October 1, 1998                        $(3,356,310)     $ 37,198     3,719,734       $      --      $    31,416
Net (loss)                                        (1,527,043)           --            --              --               --
Compensation expense in connection with
   stock options granted (no tax effect)               46,800           --            --              --               --
Issuance of common stock in connection
   with acquisition                                        --          347        34,667              --            (347)
Issuance of common stock in exchange for
   notes payable                                    1,092,762        2,914       291,403              --        1,089,848
Proceeds from the private placement of
   common stock (net of costs of $117,874)
   for cash                                           732,126        2,266       226,666              --          729,860
                                                 -------------    ---------    ------------    -----------    --------------
Balance - September 30, 1999                     $(3,011,665)     $ 42,725     4,272,470       $      --      $ 1,850,777
Net earnings                                        1,045,910           --            --              --               --
Compensation expense in connection with
   stock options granted (no tax effect)               46,800           --            --              --               --
Issuance of common stock in exchange for
   notes payable                                    1,000,000        1,933       193,333              --          998,067
Proceeds from the initial public offering of
   common stock (net of costs of ($1,869,660)       5,930,340       13,000     1,300,000              --        5,917,340
Transfer from temporary equity                      2,138,060           --            --              --        2,138,060
Purchase and retirement of treasury stock           (350,000)        (538)      (53,766)              --        (349,462)
                                                 -------------    ---------    ------------    -----------    --------------
Balance - September 30, 2000                     $  6,799,445     $ 57,120     5,712,037       $      --      $10,554,782
Net (loss)                                        (5,847,457)           --            --              --               --
Unrealized loss on securities available for
   sale                                           (1,200,000)           --            --              --               --
Dividends and accretion on preferred stock           (63,000)           --            --              --         (63,000)
Purchase and retirement of treasury stock            (15,125)         (33)       (3,333)              --         (15,092)
Purchase of treasury stock                          (652,000)           --            --       (652,000)               --
Beneficial conversion feature of
   convertible debt                                 1,213,747           --            --              --        1,213,747
Warrants issued in connection with
   issuance of convertible debt                        88,000           --            --              --           88,000
Compensation expense in connection with
   stock options granted (no tax effect)               67,900           --            --              --               --


                                                                           Accumulated
                                                                              Other
                                                        Deferred          Comprehensive        Accumulated
                                                      Compensation            Loss               Deficit
                                                     ---------------    ------------------    ---------------
Balance - October 1, 1998                           $   (161,500)       $            --       $ (3,263,424)
Net (loss)                                                     --                    --         (1,527,043)
Compensation expense in connection with
   stock options granted (no tax effect)                   46,800                    --                  --
Issuance of common stock in connection
   with acquisition                                            --                    --                  --
Issuance of common stock in exchange for
   notes payable                                               --                    --                  --
Proceeds from the private placement of
   common stock (net of costs of $117,874)
   for cash                                                    --                    --                  --
                                                    ---------------     ------------------    ---------------
Balance - September 30, 1999                        $   (114,700)       $            --       $ (4,790,467)
Net earnings                                                   --                    --           1,045,910
Compensation expense in connection with
   stock options granted (no tax effect)                   46,800                    --                  --
Issuance of common stock in exchange for
   notes payable                                               --                    --                  --
Proceeds from the initial public offering of
   common stock (net of costs of ($1,869,660)                  --                    --                  --
Transfer from temporary equity                                 --                    --                  --
Purchase and retirement of treasury stock                      --                    --                  --
                                                    ---------------    ------------------    ---------------
Balance - September 30, 2000                        $    (67,900)                    --       $ (3,744,557)
Net (loss)                                                     --                    --         (5,847,457)
Unrealized loss on securities available for
sale                                                           --           (1,200,000)                  --
Dividends and accretion on preferred stock                     --                    --                  --
Purchase and retirement of treasury stock                      --                    --                  --
Purchase of treasury stock                                     --                    --                  --
Beneficial conversion feature of
   convertible debt                                            --                    --                  --
Warrants issued in connection with
   issuance of convertible debt                                --                    --                  --
Compensation expense in connection with
   stock options granted (no tax effect)                   67,900                    --                  --








          See accompanying summary of accounting policies and notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                  Statement of Stockholders' Equity - Continued


                                                                                                               Additional
                                                                        Common Stock            Treasury         Paid-In
                                                    Total          Amount         Stock          Stock           Capital
                                                 -------------    ---------    ------------    -----------    --------------
Beneficial conversion feature of convertible
   debt redeemed                                    (631,881)           --            --              --        (631,881)
Conversion of convertible debt                        429,448        5,194       519,394         652,000        (227,746)
Issuance of common stock in connection
   with acquisition                                        --        4,000       400,000              --          (4,000)
Proceeds from the private placements of
   common stock (net of costs of $432,228)
   for cash                                         1,002,772       14,497     1,449,666              --          988,275
Issuance of shares for services provided               30,000          300        30,000              --           29,700
Issuance of stock in exchange for investment           61,000          500        50,000              --           60,500
Issuance of stock with put options                         --          600        60,000              --            (600)
                                                 -------------    ---------    ------------    -----------    --------------
Balance - September 30, 2001                     $  1,282,849     $ 82,178     8,217,764       $      --      $11,992,685
                                                 =============    =========    ============    ===========    ==============

                                                                       Accumulated
                                                                          Other
                                                    Deferred          Comprehensive        Accumulated
                                                  Compensation            Loss               Deficit
                                                 ---------------    ------------------    ---------------
Beneficial conversion feature of convertible
   debt redeemed                                            --                   --                  --
Conversion of convertible debt                              --                   --                  --
Issuance of common stock in connection
   with acquisition                                         --                   --                  --
Proceeds from the private placements of
   common stock (net of costs of $432,228)
   for cash                                                 --                   --                  --
Issuance of shares for services provided                    --                   --                  --
Issuance of stock in exchange for investment                --                   --                  --
Issuance of stock with put options                          --                   --                  --
                                                 ---------------    ------------------    ---------------
Balance - September 30, 2001                     $          --      $   (1,200,000)       $ (9,592,014)
                                                 ===============    ==================    ===============




          See accompanying summary of accounting policies and notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                       Statements of Comprehensive Income

                                                                           YEARS ENDED SEPTEMBER 30,
                                                                           -------------------------
                                                                2001                  2000                 1999
                                                                ----                  ----                 ----
Net earnings (loss)                                        $  (5,847,457)       $     1,045,910       $   (1,527,043)

Unrealized loss on securities available for sale              (1,200,000)                    --                    --
                                                           ---------------      -----------------     ----------------

Comprehensive income (loss)                                $  (7,047,457)       $     1,045,910       $   (1,527,043)
                                                           ===============      =================     ================













































          See accompanying summary of accounting policies and notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 -          NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
                  POLICIES

                  OPERATIONS
                  Stratus Services Group, Inc. (the "Company") is a national provider of staffing and productivity consulting services. As of September 30, 2001, the Company operated a network of thirty-five offices in ten states.

                  The Company operates as one business segment. The one business segment consists of its traditional staffing services, engineering staffing services, and SMARTSolutions(TM), a structured program to monitor and enhance the production of a client's labor resources. The Company's customers are in various industries and are located throughout the United States. Credit is granted to substantially all customers. No collateral is maintained.

                  LIQUIDITY
                  At September 30, 2001, the Company had limited liquid resources. Current liabilities were $14,503,820 and current assets were $13,157,431. The difference of $1,346,389 is a working capital deficit, which is primarily the result of losses incurred during each of the three quarters ended September 30, 2001. These conditions raise substantial doubts about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                  The Company's continuation of existence is dependent upon its ability to generate sufficient cash flow to meet its continuing obligations on a timely basis, to fund the operation and capital needs, and to obtain additional financing as may be necessary.

                  Management of the Company has taken steps to revise and reduce its operating requirement, which it believes will be sufficient to assure continued operations and implementation of the Company's plans. The steps include closing branches that are not profitable, consolidating branches and reductions in staffing and other selling, general and administrative expenses.

                  REVENUE RECOGNITION
                  The Company recognizes revenue as the services are performed by its workforce. The Company's customers are billed weekly. At balance sheet dates, there are accruals for unbilled receivables and related compensation costs. The Company believes its revenue recognition policies do not significantly differ from SAB 101.

                  USE OF ESTIMATES
                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  CASH EQUIVALENTS AND CONCENTRATION OF CASH
                  The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                  RECLASSIFICATION
                  Certain items in the Statements of Cash Flows for the years ended September 30, 1999 and 2000 have been reclassified to conform to the year ended September 30, 2001 presentation.

                  COMPREHENSIVE INCOME (LOSS)
                  Comprehensive income (loss) is the total of net income (loss) and other non-owner changes in equity including unrealized gains or losses on available-for-sale marketable securities.

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

                  EARNINGS/LOSS PER SHARE
                  The Company utilizes Statement of Financial Accounting Standards No. 128 "Earnings Per Share", (SFAS 128), whereby basic earnings per share ("EPS") excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS assumes conversion of dilutive options and warrants, and the issuance of common stock for all other potentially dilutive equivalent shares outstanding.

                  Following is a reconciliation of the numerator and denominator of Basic EPS to the numerator and denominator of Diluted EPS for all years presented.

                                                                             Year Ended September 30,
                                                                     2001                2000               1999
                                                                     ----                ----               ----

                  Numerator:
                  Basic EPS
                     Net earnings (loss)                        $ (5,847,457)       $   1,045,910       $ (1,527,043)
                     Dividends and accretion on
                         preferred stock                               63,000                  --                  --

                                                                ----------------    ----------------    --------------
                  Net earnings (loss) attributable to
                     common stockholders                        $ (5,910,457)       $   1,045,910       $ (1,527,043)
                                                                ================    ================    ==============

                  Denominator:
                  Basic EPS
                     Weighted average shares outstanding            5,996,134           4,931,914           3,828,530
                                                                ----------------    ----------------    --------------
                     Per share amount                           $       (.99)       $         .21       $       (.40)
                                                                ================    ================    ==============

                  Effect of stock options and warrants                      --             291,594                  --

                  Dilutive EPS
                     Weighted average shares outstanding
                         including incremental shares               5,996,134           5,223,508           3,828,530
                                                                ----------------    ----------------    --------------
                     Per share amount                           $       (.99)       $         .20       $       (.40)
                                                                ================    ================    ==============

                  INVESTMENT
                  The investment represents securities available for sale which are stated at fair value. Unrealized holding gains and losses are reflected as a net amount in accumulated other comprehensive loss until realized. There were no gross realized gains and losses on sales of available-for-sale securities for the years ended September 30, 2001, 2000 and 1999. At September 30, 2001, the Company's securities available-for-sale consisted of an investment in a publicly-traded foreign company (see note 4).

                  PROPERTY AND EQUIPMENT
                  Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                                                                ESTIMATED
                                                                METHOD                         USEFUL LIFE
                      Furniture and fixtures               Declining balance                     5 years
                      Office equipment                     Declining balance                     5 years
                      Computer equipment                     Straight-line                       5 years
                      Computer software                      Straight-line                       3 years
                      Vans                                   Straight-line                       5 years

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

                  GOODWILL
                  Goodwill is amortized on a straight-line basis over fifteen years except for acquisitions after June 30, 2001 where goodwill is not being amortized.

                  Periodically, the Company will determine if there has been a permanent impairment of goodwill by comparing anticipated undiscounted cash flows for operating activities of acquired businesses with the carrying value of the related goodwill. In this connection the Company charged $700,000 to operations in the year ended September 30, 2001.

                  FACTORING
                  The Company's factoring agreement (see Note 5) with a financing institution ("factor") has been accounted for as a sale of receivables under Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Services of Financial Assets and Extinguishment of Liabilities". ("SFAS" No. 125)

                  FAIR VALUES OF FINANCIAL INSTRUMENTS
                  Fair values of cash and cash equivalents, accounts receivable, due from factor, accounts payable and short-term borrowings approximate cost due to the short period of time to maturity. Fair values of long-term debt, which have been determined based on borrowing rates currently available to the Company for loans with similar terms or maturity, approximate the carrying amounts in the financial statements.

                  STOCK - BASED COMPENSATION
                  Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS" 123") allows a company to adopt a fair value based method of accounting for its stock-based compensation plans or continue to follow the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". The Company accounts for stock-based compensation in accordance with the provisions of APB No. 25, and complies with the disclosure provisions of SFAS No. 123. Under APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                  INCOME TAXES
                  The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

                  ADVERTISING COSTS
                  Advertising costs are expensed as incurred. The expenses for the years ended September 30, 2001, 2000 and 1999 were $189,000, $185,000 and $133,000, respectively, and are included in selling, general and administrative expenses.

                  IMPAIRMENT OF LONG-LIVED ASSETS
                  The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS No. 121"). SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

                  NEW ACCOUNTING PRONOUNCEMENTS
                  In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. As amended by SFAS 138, SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement did not have a material impact on the Company's financial position and results of operations.

                  In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The Company believes its revenue recognition policies do not significantly differ from SAB 101.

                  In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" which is a replacement of SFAS No. 125. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001. This statement did not have a material impact on the Company's financial position and results of operations.

                  In June 2001, the FASB issued SFAS No. 141, "Business Combinations". SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also requires that acquired intangible assets be recognized as assets apart from goodwill if they meet one of the two specified criteria. Additionally, the statement adds certain disclosure requirements to those required by APB 16, including disclosure of the primary reasons for the business combination and the allocation of the purchase price paid to the assets acquired and liabilities assumed by major balance sheet caption. This statement is required to be applied to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. Use of the pooling-of-interests method is prohibited. The adoption of SFAS No. 141 did not have an impact on the Company's financial condition or results of operations.

                  In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142, which must be applied to fiscal years beginning after December 15, 2001, modifies the accounting and reporting of goodwill and intangible assets. The pronouncement requires entities to discontinue the amortization of goodwill, reallocate all existing goodwill among its reporting segments based on criteria set by SFAS No. 142 and perform initial impairment tests by applying a fair-value-based analysis on the goodwill in each reporting segment. Any impairment at the initial adoption date shall be recognized as the effect of a change in accounting principle. Subsequent to the initial adoption, goodwill shall be tested for impairment annually or more frequently if circumstances indicate a possible impairment.

                  Under SFAS No. 142, entities are required to determine the useful life of other intangible assets and amortize the value over the useful life. If the useful life is determined to be indefinite, no amortization will be recorded. For intangible assets recognized prior to the adoption of SFAS No. 142, the useful life should be reassessed. Other intangible assets are required to be tested for impairment in a manner similar to goodwill. At September 30, 2001, the Company's net goodwill was approximately $7,815,000, and annual amortization of such goodwill was approximately $341,000. The Company expects to adopt SFAS No. 142 during its first fiscal quarter of fiscal 2003. Because of the extensive effort required to comply with the remaining provisions of SFAS Nos. 141 and 142, the Company cannot reasonably estimate the impact on its financial statements of these provisions beyond discontinuing amortization.

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
                  In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company does not anticipate that this statement will have a material impact on its financial position and results of operations.

NOTE 2 -          INITIAL PUBLIC OFFERING
                  On May 5, 2000, the Company completed its initial public offering ("IPO") of 1,300,000 shares of common stock at a price of $6.00 per share, generating net proceeds of approximately $5,930,000 after deducting underwriters discounts and offering costs of approximately $1,870,000.

NOTE 3 -          ACQUISITIONS
                  On January 4, 1999, the Company entered into an asset purchase agreement with B&R Employment, Inc. ("B&R"). The Company purchased certain assets including office equipment, furniture and fixtures, sales and operating records, customer contracts and agreements, vendor lists, and seller's licenses and certificates. The purchase price was $2,400,000, consisting of notes for $1,880,000 and the issuance of 34,667 shares of the Company's common stock. B&R had a put option to sell these shares back to the Company at $15 per share, provided that the Company did not conduct an initial public offering within twenty-four months. As a result of the IPO, $520,000 of "Temporary equity - put options" representing 34,667 shares in connection with the acquisition was transferred to additional paid-in capital. In February 2000, the Company entered into a debt-equity conversion agreement with B&R whereby, B&R agreed to convert, except for $666,000, the amounts due under the notes payable-acquisition, including accrued interest, into shares of the Company's common stock upon the Company's initial public offering of securities. The number of shares to be issued was based on the offering price in the initial public offering. In April 2000, the agreement was amended to provide that B&R would convert $500,000 into shares of the Company's common stock. Accordingly, upon the completion of the IPO, B&R was issued 83,333 shares of the Company's common stock and the notes were paid in full.

                  In connection with this acquisition, the Company entered into an employment and a non-compete agreement for a three-year period with the sole stockholder of B&R. The excess of cost paid over net assets acquired resulted in goodwill of $2,414,903, computed as follows:

                  Net assets acquired
                      Office equipment                                                $           7,000
                      Amounts paid
                          Notes payable (net of $35,527 discount)                             1,844,473
                          Issuance of common stock and put options                              520,000
                          Finders' fees                                                          57,430
                                                                                      -------------------
                                                                                              2,421,903
                                                                                      -------------------

                      Excess of amounts paid over net assets acquired - goodwill      $       2,414,903
                                                                                      ===================

                  On June 26, 2000, the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of eight offices of Tandem, a division of Outsource International, Inc. ("Outsource"). The purchase price was $1,300,000, of which $800,000 was paid in cash at the closing and the remaining $500,000 was represented by two promissory notes. The first note, representing $400,000 was payable in two installments of $200,000 plus accrued interest at 8.5% a year, within 90 days and 180 days after closing. The second note, representing $100,000 bears interest at 8.5% a year and is payable in twelve equal monthly installments beginning January 1, 2001. As of September 30, 2001, the Company paid only two installments on the second note and the balance of approximately $83,000 is included in the current portion of "Notes payable - acquisitions" on the attached balance sheet as of September 30, 2001.

NOTE 3 -          ACQUISITIONS - CONTINUED
                  The excess of cost paid over net assets acquired resulted in goodwill of $1,562,693, computed as follows:

                  Net assets acquired
                      Furniture and equipment                                                  $    38,175
                      Accrued holiday and vacation pay                                            (47,000)
                                                                                      ---------------------
                                                                                                   (8,825)
                                                                                      ---------------------
                  Amounts paid
                      Cash                                                                         800,000
                      Notes payable                                                                500,000
                      Finder's fees and other costs                                                253,868
                                                                                      ---------------------
                                                                                                 1,553,868
                                                                                      ---------------------

                      Excess of amounts paid over net assets acquired - goodwill               $ 1,562,693
                                                                                      =====================

                  On October 27, 2000, the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of seven offices of Tandem, a division of Outsource International, Inc. The initial purchase price for the assets was $125,000; of which $50,000 was paid in cash at the closing and the remaining $75,000 was represented by a promissory note secured by the assets purchased by the Company. The note was payable in twenty-four equal monthly installments of principal and interest at a variable rate of prime plus two percent beginning December 1, 2000. In January 2001, the Company exercised an option to repay the outstanding balance of the note plus $175,000 in lieu of an earnout payment of thirty percent of the Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of the acquired business for a two year period.
                  The excess of cost paid over net assets acquired resulted in goodwill of $855,718, computed as follows:

                  Net assets acquired
                           Furniture and equipment                                        $             31,650
                           Accrued holiday and vacation pay                                           (21,758)
                                                                                          ----------------------
                                                                                                         9,892
                                                                                          ----------------------
                  Amounts paid
                           Cash                                                                         50,000
                           Note payable                                                                 75,000
                           Earnout payable                                                             175,000
                           Finder's fees and other costs                                               565,610
                                                                                          ----------------------
                                                                                                       865,610
                                                                                          ----------------------

                           Excess of amounts paid over net assets acquired - goodwill     $            855,718
                                                                                          ======================

                  On January 2, 2001, the Company purchased substantially all of the tangible and intangible assets of Cura Staffing, Inc. and The WorkGroup Professional Services, Inc. The purchase price was $175,000 of which $100,000 was paid in cash at the closing and the remaining $75,000 was represented by a 90-day promissory note for $50,000 and $25,000 payable $5,000 a month beginning after the payment of the 90-day promissory note. The promissory note bears interest at 6% a year. As of September 30, 2001, the Company has not paid a portion of the $50,000 note and the entire $25,000 note. The balance of approximately $31,000 is included in the current portion of "Notes payable - acquisitions" on the attached balance sheet as of September 30, 2001.

                  The excess of cost paid over net assets acquired resulted in goodwill of $228,144, computed as follows:

NOTE 3 -          ACQUISITIONS - CONTINUED


                  Net assets acquired
                     Furniture and equipment                                          $             11,000
                     Accrued holiday and vacation pay                                             (12,000)
                                                                                      ---------------------
                                                                                                   (1,000)
                                                                                      ---------------------
                     Amounts paid
                           Cash                                                                    100,000
                           Note payable and other payables                                          75,000
                           Finder's fees and other costs                                            52,144
                                                                                      ---------------------
                                                                                                   227,144
                                                                                      ---------------------

                     Excess of amounts paid over net assets acquired - goodwill       $            228,144
                                                                                      =====================

                  On July 27, 2001, the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable of the clerical and light industrial staffing division of Source One Personnel, Inc. ("Source One"). As a result of the acquisition, the Company will expand its presence in the Philadelphia to New York corridor.

                  The initial purchase price for the assets was $3,400,000, of which $200,000, in cash, and 400,000 shares of the Company's restricted common stock were paid at the closing and the remaining $2,400,000 was represented by two promissory notes. In addition, Source One is entitled to earnout payments based upon the acquired business achieving certain performance levels during each of the three fiscal years beginning October 1, 2001. There was an additional $42,163 of costs incurred in connection with the acquisition. The first note, representing $600,000, is payable in one installment of $600,000 plus accrued interest at 7% per year, at 180 days after the closing. The second note, representing $1,800,000 bears interest at 7% per year and is payable over a four-year period in equal quarterly payments beginning 120 days after the closing. Source One has agreed to allow the Company to defer the payment of the first note and the February 2002 installment of the second note until the earlier of the receipt of the proceeds from the sale of the Company's Engineering Division (see Note 24) or April 30, 2002. Source One has a put option to sell the shares back to the Company at $2 per share between 24 months after the closing and final payment of the second note, but not less than 48 months.

                  The following table summarizes the fair value of the assets acquired at the date of acquisition based upon a third-party valuation of certain intangible assets:

                                 Property and Equipment               $   105,000
                                 Intangible assets                        636,300
                                 Goodwill                               2,700,863
                                                                     ----------------
                                 Total assets acquired                $ 3,442,163
                                                                     ================

                  Of the $636,300 of intangible assets, $127,300 was assigned to a covenant-not-to-compete and $509,000 was assigned to the customer list. The intangible assets are being amortized over their estimated useful life of four years. Goodwill is not being amortized under the provision of SFAS No. 142. All of the goodwill is expected to be deductible for tax purposes.

                  The above acquisitions have been accounted for as purchases. The results of operations are included in the Company's statements of operations from the effective date of acquisition.

                  The unaudited pro forma results of operations presented below assume that the acquisitions had occurred at the beginning of fiscal 2000. This information is presented for informational purposes only and include certain adjustments such as goodwill amortization resulting from the acquisitions and interest expense related to acquisition debt.

NOTE 3 -          ACQUISITIONS - CONTINUED

                                                                        Year Ending September 30,
                                                                         2001                   2000
                                                                         ----                   ----
                  Revenues                                          $  74,803,000         $  82,593,000

                  Net earnings (loss) attributable to
                      common stockholders                             (5,261,000)             2,408,000

                  Net earnings (loss) per share attributable
                      to common stockholders
                          Basic                                     $       (.88)         $         .49
                          Diluted                                   $       (.88)         $         .46

                  The maturities on notes payable-acquisitions are as follows:

                           Year Ending September 30
                  -------------------------------------------
                          2002           $       1,110,726
                          2003                     435,875
                          2004                     467,197
                          2005                     500,775
                                         --------------------
                                         $       2,514,573
                                         ====================

NOTE 4 -          TRANSACTIONS WITH ARTISAN (UK) PLC
                  On June 26, 2001, the Company entered into an agreement to purchase 63,025,000 ordinary shares, representing 26.3% of the outstanding shares of enterpriseAsia. com ("EPA"), a London AIM listed company, from Artisan (UK) plc ("Artisan"). In exchange, the Company agreed to issue to Artisan 850,837 shares of the Company's Series A preferred stock. The Series A preferred stock pays cumulative dividends at $.21 per share per year, payable semi-annually, commencing on December 31, 2001. Beginning on October 1, 2001 the preferred stock shares are convertible at the option of the holder into shares of the Company's common stock on a one-for-one basis. On June 30, 2008, the Company will be required to redeem any shares of Series A preferred stock outstanding at a redemption price of $3.00 per share together with accrued and unpaid dividends, payable, at the Company's option, either in cash or in shares of common stock. This transaction was consummated, effective August 15, 2001.

                  The cost of the investment in EPA and value assigned to the preferred stock issued was based upon the market price per share of EPA on the date the transaction was consummated. Accordingly, the original cost of the investment was $1,592,000 and, therefore, the 850,837 shares of preferred stock were assigned a value of $1.87 per share.

                  On July 3, 2001, the Company received $900,000 from Artisan.com Limited ("Artisan.com"), a company affiliated with Artisan, in exchange for 900,000 shares of the Company's common stock in a private placement. The transaction was in accordance with an agreement dated June 26, 2001 between the Company and Artisan.com. The agreement provides that the Company may offer and Artisan.com may buy additional shares of the Company's common stock not exceeding $2,200,000 between August 15, 2001 and December 31, 2001. The price per share is the average market price per share over the five trading days immediately preceding the issuance of the shares.

                  In connection with the transactions with Artisan and Artisan.com, the Company issued 608,096 shares of its Series A preferred stock and 30,000 shares of its common stock for finders' fees to third parties.

                  The value of the preferred stock and common stock issued for finders' fees was allocated to the investment in EPA and a reduction to additional paid-in capital based on the relative value of the original investment of $1,592,000 and the $900,000 received for the 900,000 shares of the

NOTE 4 -          TRANSACTIONS WITH ARTISAN (UK) PLC - CONTINUED
                  Company's common stock. Accordingly, the original cost of the investment in EPA increased by $757,000 and additional paid-in capital was reduced by $417,700.

                  The Company is unable to exercise significant influence over EPA's operating and financial policies. Therefore, the investment in EPA is classified as available-for-sale securities and reported at fair value in the attached balance sheet.

NOTE 5 -          FACTORING AGREEMENT
                  The Company had a factoring agreement under which it was able to sell up to $3,000,000 of qualified trade accounts receivable, with limited recourse provisions. The Company was required to repurchase or replace any receivable remaining uncollected for more than 90 days. During the years ended September 30, 2001, 2000 and 1999, gross proceeds from the sale of receivables was $10,204,208, $34,179,692 and $25,227,640, respectively.

                  On December 12, 2000, the Company terminated its agreement with the factor. As part of the termination agreement, the Company repurchased all accounts receivable from the factor with proceeds from a new line of credit (See note 6).

NOTE 6 -          LINE OF CREDIT
                  On December 12, 2000, the Company entered into a loan and security agreement with a lending institution whereby the Company can borrow up to 90% of eligible accounts receivable, as defined, not to exceed the lesser of $12 million or six times the Company's tangible net worth (as defined). Borrowings under the agreement bear interest at 1 1/2% above the prime rate and are collateralized by substantially all of the Company's assets. The agreement expires on June 12, 2002. Approximately $5,100,000 of the initial borrowing under this agreement was used to repurchase accounts receivable from the factor (see Note 5). The prime rate at September 30, 2001 was 6%.

NOTE 7 -          PROPERTY AND EQUIPMENT
                  Property and equipment consist of the following as of September 30:

                                                                      2001                    2000
                                                                ------------------    ---------------------
                  Furniture and fixtures                        $         614,980     $         206,307
                  Office equipment                                        109,498                72,729
                  Computer equipment                                    1,130,301               810,226
                  Computer software                                       244,095               113,500
                  Vans                                                    216,319               208,570
                                                                ------------------    ---------------------
                                                                        2,315,193             1,411,332
                  Accumulated depreciation                              (702,977)             (292,707)
                                                                ------------------    ---------------------
                  Net property and equipment                    $       1,612,216     $       1,118,625
                                                                ==================    =====================

NOTE 8 -          INTANGIBLE ASSETS
                  Intangible assets consist of the following as of September 30:

                                                                      2001                    2000
                                                                ------------------    ---------------------
                  Goodwill                                      $       7,814,822     $       4,030,096
                  Covenant-not-to-compete                                 127,300                    --
                  Customer list                                           509,000                    --
                  Less:   accumulated amortization                      (672,694)             (313,558)
                  Less:   impairment loss                               (700,000)                    --
                                                                ------------------    ---------------------
                                                                $       7,078,428     $       3,716,538
                                                                ==================    =====================

NOTE 9 -          JOINT VENTURE
                  The Company provides information technology staffing services through a joint venture, Stratus Technology Services, LLC ("STS"), in which the Company has a 50% interest. A son of the Chief Executive Officer and the Secretary and General Counsel of the Company have a minority interest in the other 50% venturer. STS commenced operations during the year ended September 30, 2001. The Company's loss from operations of STS of $6,933 for the year ended September 30, 2001 is included in other revenue (expense) on the statements of operations.

NOTE 10 -         LOANS PAYABLE
                  Loans payable consist of the following as of September 30:

                                                                            2001                   2000
                                                                      ------------------    -------------------
                 Notes, secured by vans with a book value
                    of $147,528 as of September 30, 2001       (i)    $         134,698     $         161,712
                 18% promissory notes                          (ii)             240,000                    --
                 Stock repurchase note                         (iii)            248,834                    --
                 Other                                                           15,000                    --
                                                                      ------------------    -------------------
                                                                                638,532               161,712
                 Less current portion                                         (347,289)              (27,012)
                                                                      ------------------    -------------------
                 Current portion                                      $         291,243     $         134,700
                                                                      ==================    ===================

                  (i) Payable $3,453 per month, including interest at 9.25% to 10% a year.

                  (ii) Due in April 2002 interest is payable monthly at 18% a year. In addition, the Company issued 60,000 shares of its common stock to the noteholders. The noteholders have the right to demand the repurchase by the Company of the shares issued, until the notes are paid in full, at $1.00 per share plus 15% interest. Accordingly, $9,000 was charged to interest expense in the year ended September 30, 2001 and $69,000, representing the put option plus interest, is included in "Temporary equity - put options" on the attached balance sheet as of September 30, 2001.

                  (iii) Promissory note issued in January 2001 in connection with the purchase of treasury stock. Note is payable $8,000 per month, including interest at 15% a year.

                  The maturities on loans payable are as follows:

                           Year Ending September 30
                  -------------------------------------------
                               2002               $347,289
                               2003                105,345
                               2004                120,317
                               2005                 65,581
                                         --------------------
                                                  $638,532
                                         ====================

                  Other loans aggregating $600,000 were settled by the issuance of 160,000 shares of the Company's common stock at $3.75 per share during the year ended September 30, 1999. Other loans during the year ended September 30, 2000, aggregating $100,000, $200,000 and $200,000, were settled by the issuance of 26,667 shares at $3.75 per share and 50,000 shares at $4.00 per share and 33,333 shares at $6.00 per share, respectively.

NOTE 11 -         RELATED PARTY TRANSACTIONS
                  CONSULTING AGREEMENT
                  The son of the Chief Executive Officer of the Company provides consulting services to the Company. Consulting expense was $281,000, $156,000 and $107,000 for the years ended September
                  30, 2001, 2000 and 1999, respectively.

                  The Company has paid consulting fees to an entity whose stockholder is another son of the Chief Executive Officer of the Company. Consulting fees amounted to $119,000, $9,000 and $23,000 for the years ended September 30, 2001, 2000 and 1999, respectively.

NOTE 11 -         RELATED PARTY TRANSACTIONS - CONTINUED

                  REVENUES
                  The Company provided payroll services to an entity whose Chief Executive Officer is the son of the Chief Executive Officer of the Company. Revenues related thereto for the years ended September 30, 2001, 2000 and 1999, were $-0-, $364,000 and
                  $1,392,000, respectively. In August 1999, $663,000 of accounts receivable from this related party was converted into a note of $1,017,000. The difference was attributable to interest, which has not been accrued by the Company since all of the receivable had previously been reserved for as a doubtful account. All of the doubtful accounts receivable arose prior to the entity becoming a related party. The accounts receivable were generated through December 1998 and the entity became a related party in March 1999. In September 1999, the Company had agreed to accept 500,000 shares of the related party's common stock as full payment for the note. Although the shares of the related party's common stock were publicly traded, the 500,000 shares held by the Company were restricted at the time of issuance. Accordingly, the investment was valued at $-0-. Subsequent thereto, the related party filed for bankruptcy and discontinued its operations.

                  The Company also provided payroll services to a non-public entity whose common stock is owned 50% by the Chief Executive Officer of the Company. For the years ended September 30, 2001, 2000 and 1999, revenues were $-0-, $-0- and $304,000, respectively.

                  In August 1999, the Chief Executive Officer of the Company and his son agreed to exchange, effective June 30, 1999, $440,000 of notes payable by the Company to them, plus accrued interest of $52,762 for 131,403 shares of the Company's common stock. The stock was valued at $3.75 per share, which represented fair value based on the latest stock transactions and no gain or loss was recorded on the transaction.

                  SALE OF COMMON STOCK
                  During the year ended September 30, 2001, the Company sold 382,999 shares of its common stock in private placements to relatives of the Chief Executive Officer of the Company at prices approximating the then current market of $.93 to $1.43 per share, for total gross proceeds of $410,000, less expenses of $5,958.

NOTE 12 -         ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                                   2001                    2000
                                                             ------------------     -------------------
                  Accounts payable                           $       2,513,749      $         980,880
                  Accrued compensation                                 285,022                 94,457
                  Workers' compensation claims reserve                 273,657                     --
                  Accrued other                                        349,368                 96,811
                                                             ------------------     -------------------
                                                             $       3,421,796      $       1,172,148
                                                             ==================     ===================

NOTE 13 -         INCOME TAXES
                  Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities follow:

                                                                         2001                     2000
                                                                  -------------------     ---------------------
                  Current assets and liabilities
                           Allowance for doubtful accounts        $         220,000                 102,000
                           Allowance for recourse obligation                     --       $          12,000
                           Net operating loss carryforward                       --                 340,000
                           Valuation allowance                            (220,000)               (114,000)
                                                                  -------------------     ---------------------
                  Net current deferred tax asset                  $              --       $         340,000
                                                                  ===================     =====================

NOTE 13 -         INCOME TAXES - CONTINUED

                  Non-current assets and liabilities
                       Net operating loss carryforward            $       2,694,000       $         462,000
                       Stock compensation                                        --                  27,000
                       Depreciation                                              --                 (5,000)
                       Valuation allowance                              (2,694,000)               (484,000)
                                                                  -------------------     ---------------------
                  Net non-current deferred tax asset (liability)  $              --       $              --
                                                                  ===================     =====================

                  The change in valuation allowances was an increase of $2,316,000 and a decrease of $560,000 for the years ended September 30, 2001 and 2000, respectively.

                                                                 2001               2000                1999
                                                            ---------------    ----------------    ---------------
                  Income taxes (benefit) is comprised of:
                         Current                            $         --       $         --        $        --
                         Deferred                            (1,976,000)            220,000                 --
                         Change in valuation allowance         2,316,000          (560,000)                 --
                                                            ---------------    ----------------    ---------------
                                                            $    340,000       $  (340,000)        $        --
                                                            ===============    ================    ===============

                  At September 30, 2001, the Company has available the following federal net operating loss carryforwards for tax purposes:

                           Expiration Date
                             Year Ending
                            September 30,
                  -----------------------------------
                                 2012                   $         123,000
                                 2018                           1,491,000
                                 2019                             392,000
                                 2021                           4,730,000

                  The utilization of the net operating loss carryforwards may be limited due to changes in control.

                  The effective tax rate on net earnings (loss) varies from the statutory federal income tax rate for periods ended September 30, 2001, 2000 and 1999.

                                                               2001                 2000                 1999
                                                          ----------------    ------------------    ----------------
                  Statutory rate                                (34.0)%               34.0%               (34.0)%
                  State taxes net                                (6.0)                 6.0                 (6.0)
                  Other differences, net                         (0.4)                 1.4                   1.3
                  Valuation allowance                             40.4              (79.4)                  38.7
                  Benefit from net operating loss
                           carryforwards                            --              (10.2)                    --
                                                          ----------------    ------------------    ----------------
                                                                    --%             (48.2)%                   --%
                                                          ================    ==================    ================

NOTE 14 -         CONVERTIBLE DEBT
                  At various times during the year ended September 30, 2001, the Company issued, through private placements, a total of $3,643,402 of convertible debentures. The debentures bear interest at 6% a year, payable quarterly and have a maturity date of five years from issuance. Each debenture is convertible after 120 days from issuance into the number of shares of the Company's common stock determined by dividing the principal amount of the debenture by the lesser of (a)
                  120% of the closing bid price of the common stock on the trading day immediately preceding the issuance date or (b) 75% of the average closing bid price of the common stock for the five trading days

NOTE 14 -         CONVERTIBLE DEBT - CONTINUED
                  immediately preceding the date of the conversion. The Company has the right to prepay any of the debentures at any time at a prepayment rate that varies from 115% to 125% of the amount of the debenture depending on when the prepayment is made.

                  The discount arising from the 75% beneficial conversion feature aggregated $1,213,747 and is charged to interest expense during the period from the issuance of the debenture to the earliest time at which the debenture becomes convertible.

                  Deferred finance costs incurred in connection with the issuance of the debentures aggregated approximately $738,000 and is being amortized over the five year term of the debentures. Included in the $738,000 is $88,000 for 50,000 five-year $5.00 warrants and 100,000 five-year $7.50 warrants issued as finders' fees. In addition, the Company paid approximately $280,000 in exchange for extending the earliest conversion date and the maturity date by an additional 120 days on approximately $1,048,500 of debentures. This amount was charged to deferred finance costs and is being amortized over 120 days. Included in interest expense for the year ended September 30, 2001 is approximately $146,000 for amortization of deferred finance costs in connection with the debentures.

                  During the year ended September 30, 2001, the Company redeemed $1,897,220 of debentures resulting in a loss of approximately $71,000 which is included in "Other income (expense)" in the statement of operations. The loss is comprised of prepayment premiums ($326,000), and the write-off of deferred finance costs ($377,000), less the amount of the beneficial conversion feature ($632,000).

                  During the year ended September 30, 2001, $542,500 of debentures were converted into 628,060 shares of common stock at prices ranging from $.85 to $.90 per share. The Company issued 108,666 shares of treasury stock to a debenture holder in connection with a conversion.

                  The balance of the convertible debt on the attached balance sheet as of September 30, 2001 is net of unamortized discount of $78,285 and is due at various dates in the year ended September 30, 2006.

NOTE 15 -         PREFERRED STOCK
                  The Company has authorized 5,000,000 shares of preferred stock of which 1,458,933 shares have been designated as Series A preferred stock and issued in connection with transactions with Artisan (see Note 4).

                  The difference between the carrying value and redemption value of the preferred stock is being accreted through a charge to additional paid-in-capital through the June 30, 2008 redemption date.

NOTE 16 -         OTHER CHARGES
                  During the year ended September 30, 2001, the Company discontinued negotiations to sell the Engineering Division and discontinued efforts to make certain acquisitions. In this connection, costs associated with these activities were charged to operations. The Company also charged operations for costs incurred in connection with various financing not obtained and costs associated with closed offices. The total charged to operations for the foregoing was $460,800.

                  In September 2001, the Company placed 1,500,000 of unregistered shares of its common stock into an escrow account in anticipation of receiving a loan which was to be collateralized by the shares of common stock. The loan transaction was never consummated, but in October 2001 the shares were illegally transferred out of the escrow account by a third party. Subsequent thereto, all but 89,600 shares were returned to the Company and cancelled. The Company recorded a $59,000 charge to operations in the year ended September 30, 2001, representing the market value of the shares not returned. The 89,600 shares will be recorded as issued shares in the quarter ended December 31, 2001 and $59,000 will be credited to stockholders' equity.

NOTE 17 -         COMMITMENTS AND CONTINGENCIES
                  OFFICE LEASES
                  The Company leases offices and equipment under various leases expiring through 2006. Monthly payments under these leases are $36,000.

                  The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year, as of September 30, 2001.

                        For the Years Ending
                            September 30,
                  ----------------------------------
                                2002                        $         548,000
                                2003                                  434,000
                                2004                                  298,000
                                2005                                  263,000
                                2006                                  224,000

                  Rent expense was $697,000, $356,000 and $342,000 for the years ended September 30, 2001, 2000 and 1999, respectively.

                  OTHER
                  From time to time, the Company is involved in litigation incidental to its business including employment practices claims. There is currently no litigation that management believes will have a material impact on the Company's financial portion.

NOTE 18 -         TEMPORARY EQUITY
                  Certain stockholders of the Company may have had a right to pursue claims against the Company as a result of possible technical violations of the laws and regulations governing the private placement and issuance of securities. Accordingly, the Company had recorded the original total proceeds of the sale of the shares to these certain stockholders in the amount of $1,618,060 as temporary equity - common shares in the balance sheet. The Company made a rescission offer to stockholders holding approximately 2.8 million shares, pursuant to which the Company offered to repurchase the shares at their original purchase price (plus applicable interest) which ranged from $0.75 to $3.75 per share. As a result of no one accepting the rescission offer during the rescission period and the expiration, in certain cases, of applicable statutes of limitation, the $1,618,060 of temporary equity - common shares was transferred to additional paid-in capital during the year ended September 30, 2000.

                  At September 30, 2001 "Temporary equity - put options" is comprised of $800,000 for put options on 400,000 shares of the Company's stock issued in connection with the acquisition of Source One (see Note 3) and $69,000 for put options on 60,000 shares of the Company's stock (see Note 10).

NOTE 19 -         STOCK OPTIONS AND WARRANTS
                  The Company has issued stock options to employees with terms of five to ten years. The options may be exercised for 2,107,741 shares.

                  In addition, the Company has issued to the Chief Executive Officer of the Company, options to acquire 1,000,000 shares at $6.00 per share and 500,000 shares at $1.10 per share. These options have a ten-year term and are exercisable at the earlier of five years or when the Company achieves earnings of $1.00 per share in a fiscal year. These options will be forfeited if the Chief Executive Officer leaves the employment of the Company.

                  Pro forma information regarding net income and earnings per share is required by the Financial Accounting Standards Board Statement ("FASB No. 123"), and has been determined as if the

NOTE 19 -         STOCK OPTIONS AND WARRANTS - CONTINUED
                  Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model.

                  The Black-Scholes method option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                  The following weighted-average assumptions were used:

                                                                    September 30,
                                                      2001              2000               1999
                                                  --------------    --------------    ---------------
                  Risk- free interest rate                  5%                6%                 5%
                  Dividend yield                            0%                0%                 0%
                  Expected life                      4-7 years         4-7 years            4 years
                  Volatility                               84%               54%               --

                  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                                                 For the Years Ended
                                                                                    September 30,
                                                                       2001             2000              1999
                                                                  --------------   --------------    --------------
                  Pro forma net earnings (loss) attributable
                     to common stockholders                       $(8,064,810)      $   507,051       $ (1,583,829)
                  Pro forma net earnings (loss) per common
                     share attributable to common stockholders
                           Basic                                  $    (1.35)       $       .10       $       (.41)
                           Diluted                                     (1.35)               .10               (.41)

                  Compensation expense under APB 25 for the years ended September 30, 2001, 2000 and 1999 was $67,900, $46,800 and
                  $46,800, respectively.

                  A summary of the Company's stock option activity and related information for the years ended September 30 follows:

                                                                                                Weighted Average
                                                                          Options                Exercise Price
                                                                  ------------------------    ----------------------
                  Outstanding at September 30, 1998                       534,000             $         2.55
                           Granted                                             --                         --
                           Canceled                                            --                         --
                           Exercised                                           --                         --
                                                                  ------------------------

                  Outstanding at September 30, 1999                       534,000                       2.55
                           Granted                                      1,453,205                       5.91
                           Canceled                                            --                         --
                           Exercised                                           --                         --
                                                                  ------------------------    ----------------------

NOTE 19 -         STOCK OPTIONS AND WARRANTS - CONTINUED

                  Outstanding at September 30, 2000                     1,987,205                       5.01
                       Granted                                          1,900,000                       2.05
                       Canceled                                         (279,464)                       4.08
                       Exercised                                               --                         --
                                                                  ------------------------    ----------------------
                  Outstanding at September 30, 2001                     3,607,741             $         3.52
                                                                  ========================    ======================
                  Exercisable at September 30, 2001                     1,341,908             $         2.26
                                                                  ========================    ======================

                  The exercise prices range from $1.10 to $6.00 per share.

                  In connection with the IPO, the Company issued 130,000 warrants to its underwriters to purchase shares at $8.70 per share, expiring in 2004. The Company has also issued the following warrants:

                            Number of
                             Warrants                          Price Per Share                   Expiring In
                  -------------------------------         ---------------------------     --------------------------
                              66,667                             $        7.50                      2004
                              65,000                                      4.00                      2005
                              10,000                                      5.00                      2005
                              20,000                                      6.00                      2005
                              16,667                                      0.75                      2006
                              50,000                                      5.00                      2006
                             100,000                                      7.50                      2006

                  Following is a summary of the status of stock options outstanding at September 30, 2001:

                                          Outstanding Options                                   Exercisable Options
                                    ---------------------------------                      -------------------------------
                                                         Weighted
                                                         Average           Weighted                            Weighted
                    Exercise                            Remaining           Average                            Average
                      Price            Number          Contractual         Exercise           Number           Exercise
                                                                                                                Price
                   --------------    --------------    ---------------    --------------   --------------     -------------
                                                           Life              Price
                                                       ---------------    --------------
                     $1.10            1,500,000         9.5 years            $ 1.10          750,000         $       1.10
                      1.50              166,667         0.9 years              1.50          166,667                 1.50
                      3.00              193,333         6.0 years              3.00          172,500                 3.00
                     5.625              690,000         8.8 years             5.625          195,000                5.625
                      6.00            1,057,741         8.5 years              6.00           57,741                 6.00
                                    --------------                                         -------------
                                      3,607,741                                            1,341,908
                                    ==============                                         =============

                  As of September 30, 2001, no stock options or warrants have been exercised.

NOTE 20 -         MAJOR CUSTOMERS
                  The Company had one customer who accounted for 10% and 12% of total revenues for the years ended September 30, 2001 and 2000, respectively, and two customers who accounted for 30% of total revenues for the year ended September 30, 1999. Major customers are those who account for more than 10% of total revenues.

NOTE 21 -         RETIREMENT PLANS
                  The Company maintains two 401(k) savings plans for its employees. The terms of the plan define qualified participants as those with at least three months of service. Employee contributions are discretionary up to a maximum of 15% of compensation. The Company can match up to 20% of the employees' first 5% contributions. The Company's 401(k) expense for the years ended September 30, 2001, 2000 and 1999 was $50,000, $37,000 and $26,000, respectively.

NOTE 22 -         PRIVATE PLACEMENTS
                  In June 2001, the Company entered into an agreement with an investment banker to raise $1,200,000 through the sale of the Company's stock through private placements at a price per share calculated at a 30% discount to the 20-day average of the mean between the closing bid and asked prices. The agreement provides that the Company pays a placement fee to the investment banker of 10% of the gross proceeds received from the private placements and also issues five-year warrants equal to 10% of the number of shares sold at an exercise price equal to the price per share of the private placement. In addition, the Company is to pay the investment banker's expenses in connection with the agreement, not to exceed
                  $50,000. During the year ended September 30, 2001, the Company sold 166,667 shares at $.75 per share under this agreement. In connection therewith, the Company paid $16,250 to the investment banker and issued warrants to purchase 16,667 shares of the Company's common stock.

                  For the year ended September 30, 2001, private placements resulted in the issuance of 1,449,666 shares of common stock (see Notes 4 and 11 above).

                  The Company raised $1,000,000 in gross proceeds through a private placement during the year ended September 30, 1999. Each private placement "unit" was a combination of debt and equity. For each $50,000 unit, the investor received a $50,000 promissory note from the Company and 3,333 shares of the Company's common stock valued at $3.75 per share.

                  In August 1999, each private placement participant was offered an additional 10,000 shares of the Company's common stock in exchange for the original debt portion of the unit, thereby exchanging each unit acquired by an investor accepting the offer into 13,333 shares of common stock at $3.75 per share. In connection with this offer, participants representing sixteen units agreed to this offer.

                  As each private placement investor representing the remaining $200,000 received both debt (in the form of a promissory note payable by the Company) and equity (in the form of the Company's common stock), a portion of the $200,000 face value of the debt was allocated to equity based on the value of $3.75 per share of common stock. As such, the Company had allocated $133 and $49,867 to common stock and additional paid-in capital, respectively. The remainder of $150,000 was allocated to short-term debt. The difference between the face value and the amount recorded in short-term debt was accrued to interest expense. All private placement debt was paid in full from proceeds of the IPO.

NOTE 23 -         SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                             First             Second            Third             Fourth
                                                            Quarter           Quarter           Quarter            Quarter
                                                         ---------------    -------------    --------------     --------------
       Year ended September 30, 2001:
           Revenues from continuing operations           $  17,024,687      $  12,774,199    $  12,692,761      $  14,534,691
           Gross profit from continuing operations           3,837,116          2,449,282        2,197,927          2,467,728
           Net earnings (loss) from discontinued
              Engineering Division                              77,422              2,229         (10,226)             76,505
           Net earnings (loss) from continuing
              operations                                       236,077        (2,154,877)      (1,514,282)        (2,560,305)
           Net earnings (loss) attributable to
              common stockholders                              313,499        (2,152,648)      (1,524,508)         2,546,800)

           Basic earnings (loss) per share
           attributable to common stockholders:
              Continuing operations                                .04              (.38)            (.26)              (.37)
              Discontinued operations                              .01                 --               --                .01
                 Total                                             .05              (.38)            (.26)              (.36)

           Diluted earnings (loss) per share
           attributable to common stockholders:
              Continuing operations                                .04              (.38)            (.26)              (.37)
              Discontinued operations                              .01                 --               --                .01
                 Total                                             .05              (.38)            (.26)              (.36)

       Year ended September 30, 2000:
           Revenues from continuing operations           $   6,442,533      $   8,105,968    $   7,389,381      $  14,261,789
           Gross profit from continuing operations           1,496,995          1,946,929        1,845,038          3,083,162
           Net earnings from discontinued
              Engineering Division                             316,334             29,617          208,690            329,947
           Net earnings (loss) from continuing
              operations                                     (160,398)            131,986         (30,794)            220,528
           Net earnings (loss) attributable to
              common stockholders                              155,936            161,603          177,896            550,475

           Basic earnings (loss) per share
           attributable to common stockholders:
              Continuing operations                              (.03)                .03            (.01)                .04
              Discontinued operations                              .07                .01              .04                .04
                 Total                                             .04                .04              .03                .10

           Diluted earnings (loss) per share
           attributable to common stockholders:
              Continuing operations                              (.03)                .03            (.01)                .04
              Discontinued operations                              .06                .01              .04                .06
                 Total                                             .03                .04              .03                .10


NOTE 23 -         SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED) - CONTINUED

                                                             First             Second            Third             Fourth
                                                            Quarter           Quarter           Quarter            Quarter
                                                         ---------------    -------------    --------------     --------------
       Year ended September 30, 1999:
           Revenues from continuing operations           $   4,880,083      $   6,050,756    $   7,346,155      $   7,763,620
           Gross profit from continuing operations             836,154          1,105,768        1,580,792          1,738,322
           Net earnings (loss) from discontinued
              Engineering Division                             107,151           (97,808)           88,154             71,505
           Net earnings (loss) from continuing
              operations                                   (1,105,000)          (658,197)         (13,105)             80,257
           Net earnings (loss) attributable to
              common stockholders                            (997,849)           (756,005         (75,049)            151,762

           Basic earnings (loss) per share
           attributable to common stockholders:
              Continuing operations                              (.30)              (.17)               --                .03
              Discontinued operations                              .03              (.03)              .02                .02
                 Total                                           (.27)              (,20)              .02                .05

           Diluted earnings (loss) per share
           attributable to common stockholders:
              Continuing operations                              (.30)              (.17)               --                .03
              Discontinued operations                              .03              (.03)              .02                .02
                 Total                                           (.27)              (.20)              .02                .05


NOTE 24 -         SUBSEQUENT EVENTS
                  a.       Effective January 1, 2002, the Company purchased
                           substantially all of the tangible and intangible assets, excluding accounts receivable, of seven offices of Provisional Employment Solutions, Inc. ("PES"). The initial purchase price was $1,480,000, represented by a $1,100,000 promissory note and 400,000 shares of the Company's common stock. In addition, PES is entitled to earnout payments of 15% of pretax profit of the acquired business up to a total of $1.25 million or the expiration of ten years, whichever occurs first. The note bears interest at 6% a year and is payable over a ten-year period in equal quarterly payments.

                  b. On January 24, 2002 the Company entered into an agreement to sell the assets of its Engineering Services Division (the "Division") to SEA Consulting Services Corporation ("SEA"). Closing of the sale was contingent upon shareholder approval and receipt of a fairness opinion by the Company.

                           On March 28, 2002, the Company completed the sale of the assets of the Division to SEA pursuant to the Asset Purchase Agreement dated as of January 24, 2002 among the Company, SEP, LLC ("SEP"), Charles Sahyoun, Sahyoun Holdings LLC and SEA. The transaction was approved by a vote of the Company's stockholders at the Company's annual meeting of stockholders held on March 28, 2002. The assets of the Division had been transferred to SEP, a limited liability company in which the Company owns a 70% interest, at the time of the execution of the Asset Purchase Agreement. Sahyoun Holdings, LLC, a company wholly owned by Charles Sahyoun, the President of the Division, owns the remaining 30% interest in SEP.

NOTE 24 -         SUBSEQUENT EVENTS - CONTINUED
                           Under the terms of the Asset Purchase Agreement, the Company received an initial cash payment of $1,560,000, which represented 80% of the initial $2,200,000 installment of the purchase price payable to SEP after the satisfaction of certain liabilities and expenses of SEP. Sahyoun Holdings, LLC received the other 20% of the initial net installment of the purchase price, or $440,000.
                           The Asset Purchase Agreement requires SEA to make the following additional payments to SEP:
                               (a) A payment of $1 million, plus or minus the amount by which SEA's profit for the six months ending June 30, 2002, as determined pursuant to the Asset Purchase Agreement, is greater or less than $600,000 (the "Second Payment");

                               (b) A payment of $1 million, plus or minus the amount by which SEA's profit for the six months ending December 31, 2002, as determined pursuant to the Asset Purchase Agreement, is greater or less than $600,000 (the "Third Payment");

                               (c)  Five subsequent annual payments (the
                                    "Subsequent Payments") which will be based upon a multiple of the annual successive increases, if any, in SEA's profit during the five year period beginning on January 1, 2003 and ending December 31, 2007.

                           Pursuant to an allocation and indemnity agreement entered into by the Company, Sahyoun Holdings, LLC and Charles Sahyoun (the "Allocation and Indemnity Agreement"), the Company was entitled to $250,000 of the Second Payment and $250,000 of the Third Payment. On April 15, 2002, by letter agreement between the Company, Sahyoun Holdings, LLC and Joseph J. Raymond, Sr., the Chairman and Chief Executive Officer of the Company, the parties agreed to a modification of the Allocation and Indemnity Agreement. Per that letter agreement, Sahyoun Holdings, LLC provided the Company with $200,000 cash in exchange for the Company's short-term, 90-day demand note, due and payable by August 1, 2002 in the amount of $250,000. Such $250,000 was repaid by the Company from its $250,000 share of the Second Payment which was received in June 2002. Sahyoun Holdings LLC and Charles Sahyoun have guaranteed the $250,000 payment to be made to the Company from the Third Payment, regardless of the operating results of SEA. Upon its receipt of all of the payments required under the Allocation and Indemnity Agreement, the Company's interest in SEP will terminate and the Company will not be entitled to any additional payments under the Asset Purchase Agreement, including the Subsequent Payments. Sahyoun Holdings LLC is entitled to all amounts paid to SEP under the Asset Purchase Agreement other than $500,000 of payments made or payable to the Company pursuant to the Allocation and Indemnity Agreement and guaranteed by Charles Sahyoun and Sahyoun Holdings, LLC as described above.

                           The statements of operations for all periods presented have been reclassified to reflect the operating results of the Division as discontinued operations.

                  c. On January 17, 2002 the Company received a Nasdaq Staff Determination, due to its failure to file its Form 10-K for the fiscal period ended September 30, 2001, indicating the Company's noncompliance with the requirement for continued listing set forth in Nasdaq's Marketplace Rule 4310(c)(14), and that its securities are, therefore subject to delisting. On January 24, 2002 the Company submitted a request for a hearing to review the Staff Determination, staying the delisting.

                           On February 26, 2002, the Nasdaq Stock Market Listing Qualifications Panel (the "Panel") made a determination that the Company was not in compliance with the Continued Listing Standards of the Nasdaq SmallCap Market, and the Company's stock was delisted from the Nasdaq SmallCap Market on February 27, 2002. The Company appealed the decision of the Panel to the Nasdaq Listing and Hearing Review Council (the "Review Council").

NOTE 24 -         SUBSEQUENT EVENTS - (CONTINUED)
                           On July 2, 2002, the Company received the decision of the Review Council which reversed the February 26, 2002, decision of the Panel to delist the Company's securities from the Nasdaq SmallCap Market.

                           The Review Council reversed and remanded the Panel's decision to the Panel, subject to certain conditions. These conditions were further subject to the Panel's discretion to impose additional monitoring restrictions. The Review Council's decision required that (a) by September 30, 2002, the Company demonstrate a closing price of at least $1.00 per share and immediately thereafter maintain a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days, (b) the Company report shareholders' equity of at least $4,500,000 as of June 30, 2002, $3,750,000 as of September 30, 2002
                           and $3,500,000 as of December 31, 2002 and (c) demonstrate compliance with all requirements for continued listing.

                           The Panel notified the Company in August 2002, that it was denying relisting due to the Company's failure to meet conditions specified in the Council's decision that required the Company to have stockholder's equity of at least $4,500,000 as of June 30, 2002, and a minimum stock bid price of at least $1.00 for 10 consecutive trading days. The Company has again filed an appeal of this decision.

                  d. In March 2002, the Company entered into an agreement with the holder (the "Debenture Holder") of all but $40,000 of the then outstanding convertible debentures pursuant to which it issued to the Debenture Holder 231,200 shares of Series B Convertible Preferred Stock in exchange for (i) $456,499 aggregate principal amount of debentures,
                           (ii) the cancellation of a $400,000 promissory note issued in March 2002, by the Company to the Debenture Holder and (iii) $300,000 in cash. As a result, only $40,000 of debentures remains outstanding.

                           The shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") have a stated value of $5 per share. Holders of the Series B Preferred Stock are entitled to cumulative dividends at a rate of 6% of the stated value per annum, payable when and as declared by the Board of Directors. Dividends may be paid in cash or, at the option of the Company, in shares of common stock, under certain circumstances. Holders of Series B Preferred Stock are entitled to a liquidation preference of $5.00 per share plus accrued dividends. The Series B Preferred Stock is convertible into shares of common stock at the option of the holder at any time. The number of shares of common stock into which each share of Series B Preferred Stock is convertible is determined by dividing the aggregate liquidation preference of the shares being converted by the lesser of (i) $4.65 or
                           (ii) 75% of the closing bid price of the common stock on the trading day preceding the date of conversion. The discount arising from the beneficial conversion feature is being treated as a dividend from the date of issuance to the earliest conversion date.

                           In June 2002, the Company, at its option, redeemed for cash, 91,000 shares of Series B Preferred Stock at $5.00 per share, totaling $455,000.

                           At a Special Meeting of Stockholders held on July 26, 2002, the Company received approval from its stockholders of a proposal to approve the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock in excess of the limits imposed by the rules of the Nasdaq Stock Market, in the event that the Company's common stock is reinstated for trading on the Nasdaq Stock Market.

                  e. At the Company's Annual Meeting of Stockholders held on March 28, 2002, the stockholders approved the issuance by the Company of the full number of shares of common stock which may be issued by the Company in connection with the conversion of the Series A Preferred Stock. Accordingly, the Company's obligation to redeem a portion of the outstanding shares of Series A Preferred Stock, if such approval was not obtained, was terminated and the Series A Preferred Stock was reclassified to permanent equity.

NOTE 24 -         SUBSEQUENT EVENTS - (CONTINUED)
                  f.       In July 2002, the Company sold 7,650 shares of newly
                           created Series E Preferred Stock in a private placement for $765,000 in cash and issued an additional 8.615 shares of Series E Preferred Stock in exchange for all of the outstanding shares of Series B Preferred Stock which had an aggregate stated value of $861,500. In addition, $41,790 of dividends and penalties had accrued on the Series B Preferred Stock prior to the exchange. Of the 172,300 shares of Series B Preferred Stock surrendered in the exchange, 32,000 shares were held by a corporation of which the Company's President and Chief Executive Officer is the sole owner.

                           The shares of Series E Preferred Stock have a stated value of $100 per share. The holders of the Series E Preferred Stock are entitled to cumulative dividends at a rate of 6% per annum of the stated value, payable every 120 days, in preference and priority to any payment, of any dividend on the Company's common stock. Dividends may be paid, at the Company's option, either in cash or in shares of common stock, valued at the Series E Conversion Price (as defined below), if the common stock issuable upon conversion of such Series E Preferred Stock has been registered for resale under the Securities Act of 1933. Holders of Series E Preferred shares are entitled to a liquidation preference of $100 per share, plus accrued and unpaid dividends.

                           The Series E Preferred Stock is convertible into common stock at a conversion price (the "Series E Conversion Price") equal to 75% of the average of the closing bid prices, for the five trading days preceding the conversion date, for the common stock. The number of shares issuable upon conversion is determined by multiplying the number of shares of Series E Preferred Stock to be converted by $100, and dividing the result by the Series E Conversion Price then in effect.

                           Holders of Series E Preferred Stock do not have any voting rights, except as required by law.

                           The Company may redeem the shares of the Series E Preferred Stock at any time prior to conversion at a redemption price of 115% of the purchase price paid for the Series E Preferred Shares plus any accrued but unpaid dividends.

                  g. In July 2002, Joseph J. Raymond, the Company's President and Chief Executive Officer invested $1,000,000 in the Company in exchange for 10,000 shares of newly created Series F Preferred Stock, which has a stated value of $100 per share.

                           The holders of the Series F Preferred Stock are entitled to receive, from assets legally available therefore, cumulative dividends at a rate of 7% per annum, accrued daily, payable monthly, in preference and priority to any payment of any dividend on the common stock and on the Series E Preferred Stock. Dividends may be paid, at the Company's option, either in cash or in shares of common stock, valued at the Series F Conversion Price (as defined below), if the common stock issuable upon conversion of such Series F Preferred Stock has been registered for resale under the Securities Act of 1933. Holders of Series F Preferred shares are entitled to a liquidation preference of $100 per share, plus accrued and unpaid dividends.

                           The Series F Preferred Stock is convertible into common stock at a conversion price (the "Series F Conversion Price") equal to $.10 per share, the market price at the date of issuance of the Series F Preferred Stock. The number of shares issuable upon conversion is determined by multiplying the number of shares of Series F Preferred Stock to be converted by $100 and dividing the result by the Series F Conversion Price then in effect.

NOTE 24 -         SUBSEQUENT EVENTS - (CONTINUED)
                           Except as otherwise required by law, holders of Series F Preferred Stock and holders of common stock shall vote together as a single class on each matter submitted to a vote of stockholders. Each outstanding share of Series F Preferred Stock shall be entitled to the number of votes equal to the number of full shares of common stock into which each such share of Series F Preferred Stock is then convertible on the date for determination of stockholders entitled to vote at the meeting. Holders of the Series F Preferred Stock are entitled to vote as a separate class on any proposed amendment to the terms of the Series F Preferred Stock which would increase or decrease the number of authorized shares of Series F Preferred Stock or have an adverse impact on the Series F Preferred Stock and on any proposal to create a new class of shares having rights or preferences equal to or having priority to the Series F Preferred Stock.

                  h. The Company issued promissory notes to Source One in the principal amounts of $600,000 ("Note 1") and $1,800,000 ("Note 2"), respectively, on July 27, 2001, in connection with an acquisition transaction (see Note 3). The Company was unable to make the following payments when due:

                           (i) a payment of $600,000 of principal and $21,000 of accrued interest due on January 28, 2002 under Note 1;

                           (ii) a payment of $100,766 of principal and $29,951 of accrued interest due on February 27, 2002 under Note 2; and

                           (iii) a payment of $102,530 of principal and $28,187 of accrued interest due on May 27, 2002 under Note 2.

                           Pursuant to a Forbearance Agreement executed in January 2002, and amended in June 2002, Source One agreed to forbear from exercising remedies against the Company until June 30, 2002. On July 31, 2002, the Company cured all payment defaults under Note 1 and Note 2 and repaid $200,000 loaned to the Company by Source One on June 4, 2002, which was due June 30, 2002, and bore interest at 7% a year.

                  i. In November 2001 and June 2002, the Company sold 400,000 shares and 62,625,000 shares, respectively, representing its entire 26.3% investment in EPA (see
                           Note 4). The Company received net proceeds of $206,631 and recorded a loss on the sales of $2,159,415.